Exhibit 10.29

CONSULTING SERVICES AGREEMENT

Consulting Services Agreement (the “Agreement”), effective is by and between Sweet Success Enterprises Inc., with it’s principal office at 1250 NE Loop 410 Suite 630, San Antonio, TX 78209 (hereinafter the “Client”),  and Sam Freeman, with His principal office at 1339 S. Pickwick Ave, Springfield, MO 65804 (hereinafter the “Consultant”).

WHEREAS, Client finds that the Consultant is willing to perform certain work hereinafter described in accordance with the provisions of this Agreement; and

WHEREAS, Client finds that the Consultant is qualified to perform the work, all relevant factors considered, and that such performance will be in furtherance of Clients business.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. SERVICES

1.1  Services to Client: The Consultant shall provide the following (“ Services”) to Client: Arrange meetings between (i) Client and  Associated Wholesale Grocers (ii) Client and Kehe Food Distributors and (iii) Client and  Mc Donald’s Restaurants to allow Client to discuss a possible agreement to sell Client’s products.

2. PAYMENT

2.1  Payment for Services: The Consultant will be paid as follows: 25,000 warrants to purchase Clients common stock, at $.70 per share, upon signing of this agreement.  These warrants are to be exercised within one (1) year from the date this vending agreement is signed.

2.2 If the negotiations between Client and Associated Wholesale Grocers., as a result of the introduction to the Retailer by Consultant result, within 90 days of August 8, 2005, any agreement or contract for products to be supplied by Client to Retailer, Consultant shall receive 100,000 options to purchase Clients common stock, at $.50 per share to be exercised within one (1) year from the date this vending agreement is signed. Client will register these options promptly when the company enacts its next registration.

2.3 The Consultant will be paid a 1 % cash commission of the net sales realized by the Client to the Retailer for the term of Three (3) years for Associated Wholesales Grocers. These commissions will be paid to the Consultant by the 15th of the month following the month of Client’s receipt of payment from the Retailer.

2.4  Payment for Services: If the negotiations between Client and Kehe Food Distributors, as a result of the introduction to the Retailer by Consultant result, within 90 days of August 8, 2005, any agreement or contract for products to be supplied by Client to Retailer, Consultant shall receive 250,000 options to purchase Clients common stock, at $.50 per share to be exercised within one (1) year from the date this vending agreement is signed. Client will register these options promptly when the company enacts its next registration.

2.5 The Consultant will be paid a 1 % cash commission of the net sales realized by the Client to the Retailer for the term of Three (3) years for Kehe Food Distributors. These commissions will be paid to the Consultant by the 15th of the month following the month of Client’s receipt of payment from the Retailer.

2.6  Payment for Services: If the negotiations between Client and McDonalds Restaurants, as a result of the introduction to the Retailer by Consultant result, within one (1) year of August 8, 2005, any agreement or contract for products to be supplied by Client to Retailer, Consultant shall receive 300,000 options to purchase Clients common stock, at $.50 per share to be exercised within one (1) year from the date this vending agreement is signed. Client will register these options promptly when the company enacts its next registration.

3.  FACSIMILE SIGNATURE

3.1           Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

Client:	Sweet Success Enterprises Inc.

By:

Date:

Consultant:

By:

Date: